                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Sonoco Products Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                            SONOCO PRODUCTS COMPANY
       CORPORATE HEADQUARTERS - HARTSVILLE, SOUTH CAROLINA USA 29550-0160

                                 April 8, 1996

                               IMPORTANT REMINDER

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 APRIL 17, 1996

To: All Shareholders

     Proxy material was mailed to you on March 15, 1996, for Sonoco Products Company's Annual Shareholders' Meeting to be held April 17, 1996.

     As a shareholder of Sonoco, you are requested to consider and vote on some important proposals at this meeting. The Board of Directors of your Company believes these proposals are in the best interests of all Sonoco shareholders and recommends that you vote for their adoption.

     As of this morning our records indicate that we have not received your voting instructions. Possibly you are planning to attend the meeting and vote in person. However, if you cannot attend, enclosed is another proxy card which we will appreciate your completing, signing and returning to us in the enclosed postage-paid envelope. Your vote is important to us. Should you later determine that you can attend, you can revoke your proxy as described below.*

     If you have returned your proxy card within the past couple of days, it probably crossed in the mail with this letter, and we thank you.

                                            Sonoco Products Company
                                            Shareholder Relations

Enclosure

- ---------------

* Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted. The proxy can be revoked by giving notice of revocation at the Annual Meeting, or by delivery to the Secretary of the Company, Post Office Box 160, One North Second Street, Hartsville, South Carolina, 29551-0160, of an instrument which by its terms revokes the proxy, or by delivery to the Secretary of a duly executed proxy bearing a later date. Any shareholder who desires to do so can attend the meeting and vote in person in which case the proxy will not be used.

                    CUSTOMER SATISFACTION THROUGH EXCELLENCE

                                      LOGO

                            SONOCO PRODUCTS COMPANY
       CORPORATE HEADQUARTERS - HARTSVILLE, SOUTH CAROLINA USA 29550-0160

                                 April 3, 1996

VIA FEDERAL EXPRESS

Mr. Victor Winterflood
Corporate Trust Department
Wachovia Bank of North Carolina, N.A.
301 N. Church Street
Winston-Salem, North Carolina 27102

Dear Victor:

     Enclosed is the letter to shareholders for the second solicitation to be mailed on April 8.

     The letter has been typed on Sonoco letterhead and you should reproduce for mailing. The second solicitation should be sent to registered shareholders only (the ones that were mailed "Bulk") as the street accounts were handled First Class.

     If you have any questions, please call me at 803-383-7277.

                                            Sincerely,

                                            /s/  LANA O. ROPER

                                            Lana O. Roper
                                            Assistant Treasurer

d32:lor58

Enclosure

                    CUSTOMER SATISFACTION THROUGH EXCELLENCE